UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 19, 2013

HAVAYA CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-165083	74-3245242
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

136 East South Temple, Suite 2112
Salt Lake City, Utah		84111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		(801) 521-5703

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS

Howard S. Landa, the President, Treasurer and Director of Havaya Corp. (the “Company”) passed away on January 12, 2013. On March 19, 2013, Steven D. Zimmer, the Company’s Secretary and Director appointed William R. Joubert as President, Treasurer and Director of the Company to fill Mr. Landa’s remaining term of office. The existing and new principals of the Company intend to continue the current operations of the Company as well as seek new business opportunities for the Company.

           Biographical information on the officers and directors is as follows;

William R. Joubert. Mr. Joubert, 53, has 22 years of experience in business development, specializing in mergers & acquisitions, alternative public offerings and reverse merger offerings.  Joubert was responsible for sourcing the public company, its acquisition, financing, and eventually taking Health Revenue Assurance Holdings, Inc. (HRAA) public which is currently trading on the bulletin board exchange. Mr. Joubert has been involved with the organization for the past 10 years and remains involved on a daily basis as a consultant, with emphasis in areas of business development, sourcing acquisitions candidates, capitalization requirements, and structuring investor and public relations.  Mr. Joubert has independently been involved, both domestically and internationally, with over two dozen reverse mergers, acting in the role of investment banker, either structuring  individual deals, sourcing companies to acquire financing, SEC legal counsel, engaging audit firms, and implementing investor and public relation opportunities.  Mr. Joubert received a BA degree in business and communications from the State University of Oswego, Oswego, NY 1982.

Steven D. Zimmer.  Mr. Zimmer, 65, is currently in private practice of law with the Law Office of Steven D. Zimmer, Valencia, California which provides legal oversight of land use, water use and municipal entity consultation for various entities in California. From May 1999 to June 2011, Mr. Zimmer was an Executive Vice President of Newhall Land and Farming Company, Valencia, California and managed all aspects of the company’s real estate development programs, including the approval of Newhall Ranch Specific Plan by Los Angeles County and all State and Federal Permits. Newhall was publically traded company on the NYSE which was acquired by Lennar and LNR in 2004. From February 1992 to May 1999, Mr. Zimmer was founder and partner in the law firm Rupp, Holmberg & Zimmer, Oxnard, California and provided contract legal services to the cities of Oxnard, Solvang and Grover Beach, California. Since graduating from the University of California Hastings School of Law in 1973 with a J. D, Mr. Zimmer held various positions with land development firms and municipalities in Southern California. Mr. Zimmer also received a B.S. degree in business administration from the University of California, Berkeley in 1970.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVAYA CORP.
Registrant

Dated: March 19, 2013	By:	/s/ Steven D. Zimmer
Steven D. Zimmer, Secretary and Director

3